EXHIBIT 10.6



                         CROWN CRUISES OF PANAMA, INC.

                                     - and -

                                 MERITA BANK PLC

                            -------------------------

                              SECOND NAVAL MORTGAGE
                                   - on the -
                              m.v. "CROWN DYNASTY"

                            -------------------------

                           Sinclair Roche & Temperley
                                   Royex House
                              5 Aldermanbury Square
                                 London EC2V 7LE
                               Tel: 0171 452 4000
                               Fax: 0171 452 4001
                                 Ref: GFS/242921

                                INDEX OF CONTENTS

CLAUSE           HEADING                                                PAGE NO.
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1.     DEFINITIONS.............................................................2

2.     OWNER'S COVENANT TO PAY.................................................5

3.     MORTGAGE................................................................6

4.     OWNER'S COVENANTS AS TO INSURANCE.......................................7

5.     OWNER'S COVENANTS AS TO OPERATION & MAINTENANCE........................12

6.     EXPENSES...............................................................18

7.     PROTECTION AND MAINTENANCE OF SECURITY.................................18

8.     EVENTS OF DEFAULT......................................................19

9.     ENFORCEMENT OF RIGHTS..................................................19

10.    APPLICATION OF MONEYS..................................................22

11.    NO WAIVER..............................................................22

12.    POWER OF DELEGATION....................................................22

13.    POWER OF ATTORNEY......................................................23

14.    FURTHER ASSURANCE......................................................23

15.    BENEFIT................................................................23

16.    AMOUNT SECURED BY MORTGAGE.............................................24

17.    NOTICES................................................................24

18.    GOVERNING LAW, SEVERABILITY, ETC. .....................................24

19.    MISCELLANEOUS..........................................................25

20.    RECORDING OF THIS MORTGAGE.............................................25

THIS SECOND NAVAL MORTGAGE is made the 28th day of January 2000 by CROWN CRUISES OF PANAMA, INC. a company incorporated under the laws of Panama with its registered office at c/o Galindo Arias & Lopez, Scotia Plaza No. 18, Avenida Federico Boyd & Calle No. 51, Piso 9, 10 & 11, Panama, Republic of Panama ("the Owner") in favour of MERITA BANK PLC a company incorporated under the laws of Finland acting through its London branch having its principal place of business at 19 Thomas More Street, London E1W 1YF ("the Trustee" which expression shall include its successors and permitted assigns) as trustee for the Beneficiaries.

WHEREAS:-

(A) The Owner is the sole owner of the whole of the motor vessel named "CROWN DYNASTY" built in Valencia, Spain at Union Naval de Levante duly documented in the name of the Owner under the laws and flag of the Republic of Panama under Provisional Patente of Navigation Number 22465-PEXT-5 having radio call letters in the international Code of Signals 3FJX3 with a gross capacity in tons of 19,089 net capacity in tons of 8,103 length of 140.08 meters breadth of 22.50 meters and depth of 7.20 meters number of masts __________ number of bridges ___________ number of main decks and number of ______________ funnels
         _____________.

(B) By a loan agreement dated the 24th day of January 2000 made between (1) the Lenders (as therein defined), (2) Merita Bank Plc ("the Agent") as agent for the Lenders, (3) the Owner and (4) the Trustee (hereinafter as the same may from time to time be amended, varied or supplemented called "the Loan Agreement") the Lenders have agreed to make available to the Owner a bridge loan of six million seven hundred and twenty thousand United States Dollars (USD6,720,000) ("the Loan" which expression shall also mean where the context so requires the amount thereof from time to time outstanding) on the terms and conditions therein set forth. The Owner is as at the date hereof justly indebted to the Lenders in the amount of the Loan repayable with interest thereon on the terms and conditions hereinafter set out. A copy of the form of the Loan Agreement in the form executed is attached hereto and forms an integral part hereof.

(C) Pursuant to the terms and conditions of the Loan Agreement, the Owner has drawn the whole of the Loan in a single amount.

(D) The Lenders agreed to advance the Loan on condition that the Owner should execute and deliver to the Trustee such a second priority mortgage of the Vessel as hereinafter appears.

(E) In fulfilment of the said condition and in order to secure the payment to the Trustee and the Beneficiaries of the Outstanding Indebtedness (as hereinafter defined) and the performance and observance of and compliance with all the covenants terms and conditions in this Mortgage contained expressed or implied the Owner has duly authorised the execution and delivery of this Mortgage and is duly permitted to give as security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all the said covenants terms and conditions a second preferred mortgage on the Vessel under and pursuant to the laws of the Republic of Panama.

(F) By a deed of agency and trust dated January 28, 2000 made between (1) the Agent, (2) the Trustee and (3) the Lenders it has been agreed that the benefit of this Mortgage shall be held by the Trustee on trust for itself, the Agent and the Lenders and its and their respective successors, assignees and transferees (together "the Beneficiaries").

(G) By a first preferred mortgage of even date herewith ("the Prior Mortgage") the Owner has mortgaged the Vessel in favour of Merita Bank Plc ("the Prior Mortgagee") as trustee for itself and others.

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS

1.1 In this Mortgage unless the context otherwise requires any term defined in the preamble or recitals hereto has the meaning ascribed to it therein and:-

         "DEFAULT RATE"
         means interest at the rate calculated in accordance with clause 4.3 of the Loan Agreement;

         "EVENT OF DEFAULT"
         means any of the events set out in clause 8 hereof;

         "INSURANCES"
         means all policies and contracts of insurance (which expression includes all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Vessel and her earnings or otherwise howsoever in connection with the Vessel with the exception of mortgagees interest insurances;

         "OUTSTANDING INDEBTEDNESS"
         means the aggregate of all sums of money whatsoever now or in the future actually or contingently due or owing to the Trustee and the Beneficiaries under the Security Documents or any of them;

         "PERSON"
         includes any body of persons;

         "REQUISITION COMPENSATION"
         means all moneys or other compensation whatsoever payable by reason of the requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) or the capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government;

         "SECURITY DOCUMENTS"
         means the Loan Agreement, this Mortgage and any other document as may have been or may hereafter be executed to secure the Loan;

         "SECURITY PERIOD"
         means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by irrevocable payment in full of the Outstanding Indebtedness;

         "TOTAL LOSS"
         means:-

         (i) actual or constructive or compromised or agreed or arranged total loss of the Vessel; or

         (ii) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; or

         (iii) capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel is released and restored to the Owner from such capture, seizure, arrest or detention within thirty (30) days after the occurrence thereof; and

         "VESSEL"
         means the vessel described in Recital (A) hereto and includes her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired.

1.2      In clause 4.1(A) hereof:-

         "EXCESS RISKS"
         means the proportion of claims for general average and salvage charges and under the ordinary running down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

         "PROTECTION AND INDEMNITY RISKS"
         means the usual risks covered by associations that are members of the International Group of P. & I. Associations including without limitation pollution risks (whether relating to oil or otherwise howsoever) and the proportion not recoverable in case of collision under the ordinary running down clause; and

         "WAR RISKS"
         includes the risks of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

1.3      This Mortgage shall be read together with the Loan Agreement.

1.4 Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

2.       OWNER'S COVENANT TO PAY

2.1 In consideration of the premises the Owner covenants with the Trustee as follows:-

         (A) to repay the Loan at the time and in the manner specified in clause 5 of the Loan Agreement;

         (B) to pay interest on the Loan at the rate at the times and in the manner specified in clause 4 of the Loan Agreement;

         (C) to pay interest at the Default Rate (both before and after any judgment) on any sum or sums payable under the Security Documents which is not paid on the due date;

         (D) to pay each and every other sum of money that may be or become owing to the Beneficiaries or any of them under the terms of the Security Documents or any of them at the times and in the manner specified therein;

         (E) to pay to and/or indemnify the Beneficiaries or any of them for such additional amounts as may be necessary in order that all payments under this Mortgage after deduction or withholding for or on account of all present or future taxes (other than corporate taxes on the overall net income of the Beneficiaries or any of them) imposed by any competent authority in any jurisdiction relative to the Owner shall be no less than such payments would have been had there been no such taxes; and

         (F) to perform observe and comply with the obligations, covenants, terms and conditions set out in this Mortgage.

2.2 Notwithstanding anything to the contrary contained in this clause 2 the Outstanding Indebtedness shall become immediately payable on demand upon the happening of any Event of Default.

3.       MORTGAGE

3.1 In consideration of the premises and in order to secure by this Mortgage the repayment of the Loan plus interest at the rate set forth in the Loan Agreement and the payment of all such other sums as may hereafter from time to time and at any other time form part of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants terms and conditions herein contained, the Owner in accordance with the provisions of Chapter V Title IV of Book Second of the Code of Commerce of the Republic of Panama and of the pertinent provisions of the Civil Code and other legislation of the Republic of Panama hereby executes and constitutes a Second Preferred Naval Mortgage on the whole of the Vessel in favour of the Trustee (as trustee for the Beneficiaries) subject to the rights of the Prior Mortgagee under the Prior Mortgage to have and to hold the same unto the Trustee its successors and assigns forever upon the terms herein set forth, Provided Only and the condition of these presents is such that if the Owner its successors and assigns shall pay or cause to be paid to the Beneficiaries the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Loan Agreement and this Mortgage and shall observe and comply with the covenants, terms and conditions in the Loan Agreement and this Mortgage contained expressed or implied to be performed, observed or complied with by and on the part of the Owner then these presents and the rights hereunder shall cease determine and be void and the Trustee will, at the request and cost of the Owner, execute a release in such form as the Owner may reasonably require, of the security created by this Mortgage.

3.2 It is declared and agreed that the security created by this Mortgage shall be held by the Trustee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants terms and conditions contained in the Security Documents and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Trustee for all or any part of the moneys hereby and thereby secured and that every power and remedy given to the Trustee hereunder shall be an addition to and not a limitation of any and every other power or remedy vested in the Trustee under any of the other Security Documents or at law and that all the powers so vested in the Trustee may be exercised from time to time and as often as the Trustee may deem expedient.

4.       OWNER'S COVENANTS AS TO INSURANCE

4.1 The Owner covenants with the Trustee and undertakes throughout the Security Period:-

         (A) at the Owner's expense to insure and keep the Vessel insured in United States Dollars (or such other currency as the Trustee may approve in writing) against (a) fire and usual marine risks (including excess risks), (b) war risks, (c) protection and indemnity risks, (d) oil pollution liability risks in excess of the limit of cover for oil pollution liability included within the protection and indemnity risks,
                  (e) loss of hire and (f) any other risks which the Trustee may from time to time require;

         (B) to effect the Insurances (a) generally in such amounts and upon such terms as shall from time to time be approved in writing by the Trustee, through such brokers (hereinafter called "the approved brokers") and with such insurance companies underwriters war risks and protection and indemnity associations as shall from time to time be approved in writing by the Trustee, and (b) in particular 01. (in respect of all risks within the protection and indemnity insurances other than oil pollution risks) in an unlimited amount, or (if unlimited cover ceases to be available) in the maximum amount available to the Owner for the Vessel in the market from time to time; 02. (in respect of oil pollution liability risks included within the protection and indemnity insurances) in the maximum amount available to the Owner for the Vessel in the market from time to time; and 03. (in respect of oil pollution liability risks in excess of the limit of cover included in the protection and indemnity insurances) in such amount and upon such terms as the Trustee may from time to time require;

         (C) to renew the Insurances at least fourteen (l4) days before the relevant policies or contracts expire and to procure that the approved brokers shall promptly confirm in writing to the Trustee as and when each such renewal is effected;

         (D) punctually to pay premiums calls contributions or other sums payable in respect of all the Insurances and to produce all relevant receipts when so required by the Trustee;

         (E) to arrange for the execution of such guarantees as may from time to time be required by a protection and indemnity or war risks association;

         (F) to procure that the interests of the Trustee and the Beneficiaries shall be duly endorsed upon all slips cover notes policies certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances and in particular, but without limitation, if so required by the Trustee, (but without liability as between the Owner and the Trustee for premiums or calls) to procure that the Trustee be named as co-assured;

         (G) subject to the rights of the Prior Mortgagee under the Prior Mortgage to procure that all such instruments of insurance as are referred to in sub-clause (F) above shall be deposited with the Trustee (or with such other person as the Trustee may from time to time direct) and that the approved brokers furnish the Trustee with a letter or letters of undertaking in such form as may be required by the Trustee;

         (H) subject to the rights of the Prior Mortgagee under the Prior Mortgage to procure that the protection and indemnity and/or war risks associations wherein the Vessel is entered shall (if so required by the Trustee) furnish the Trustee with a letter or letters of undertaking in such form as may be required by the Trustee;

         (I) to operate and manage the Vessel or procure that the Vessel is operated and managed strictly in conformity with the terms of the instruments of insurance referred to in sub-clause (F) above (including any warranties express or implied therein) and in particular:

                  (i) to ensure that the Vessel's classification, structure, operation and management are maintained strictly in conformity with any warranty as to class, structure, operation or management or any other provision as to class, structure, operation or management contained in the Insurances and to this end to submit the Vessel or cause the Vessel to be submitted to such periodical or other surveys as may be required by the Vessel's classification society, salvage association or otherwise howsoever not less than fourteen (14) days before the date upon which such surveys fall due;

                  (ii) promptly and fully to implement any and all requirements or recommendations contained in any report issued upon or following any of the surveys referred to in sub-clause (i) above and promptly after such surveys have been carried out to provide evidence satisfactory to the Trustee that this has been done together with confirmation from the relevant approved brokers that the Vessel complies with such of the Insurances to which such surveys are relevant;

                  (iii) (without prejudice to clauses 4.1(G) and (H) hereof) subject to the rights of the Prior Mortgagee under the Prior Mortgage to procure that the approved brokers furnish the Trustee with a letter of undertaking in terms satisfactory to the Trustee in which the approved brokers undertake (inter alia) to give the Trustee notice of any failure by the Owner to comply with any warranty as to the Vessel's class or structure;

                  (iv) to comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessel in any jurisdiction in which the Vessel shall trade and in particular (if the Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act)) to comply strictly with the requirements of the United States Oil Pollution Act 1990 ("the Act") and before any such trade is commenced and during the entire period during which such trade is carried on:-

                           (a) to pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Owner for the Vessel in the market;

                           (b) to make all such quarterly or other voyage declarations as may from time to time be required by the Vessel's protection and indemnity association in order to maintain such cover, and promptly to deliver to the Trustee copies of such declarations;

                           (c) to submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Trustee copies of reports made in respect of such surveys;

                           (d) to implement any recommendations contained in the reports issued following the surveys referred to in sub-clause (c) above within the time limit specified therein, and provide evidence satisfactory to the Trustee that the protection and indemnity insurers are satisfied that this has been done; and

                           (e) in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):

                                    (01)     to obtain and retain a certificate
                                             of financial responsibility under
                                             the Act in form and substance
                                             satisfactory to the United States
                                             Coast Guard and to provide the
                                             Trustee with a copy thereof;

                                    (02)     to procure that the protection and
                                             indemnity insurances do not contain
                                             a US Trading Exclusion Clause or
                                             any other provision analogous
                                             thereto and to provide the Trustee
                                             with evidence that this is so; and

                                    (03)     strictly to comply with any
                                             operational or structural
                                             regulations issued from time to
                                             time by any relevant authorities
                                             under the Act so that at all times
                                             the Vessel falls within the
                                             provisions which limit strict
                                             liability under the Act for oil
                                             pollution;

                  (v) before allowing the Vessel to enter or trade to any zone which is declared a war zone or which is rendered dangerous by reason of hostility in any part of the world (whether war be declared or not) to effect such special insurance cover as the Trustee may require; and

                  (vi) to notify the Trustee forthwith by letter or in case of urgency by telex of any requirement or recommendation made by any insurer or classification society which has not been complied with prior to fourteen (14) days before the date by which it is required to be complied with;

         (J) to apply all sums receivable in respect of the Insurances as are paid to the Owner for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance moneys shall have been received;

         (K) not to make any alteration which would or could reasonably be expected to have a material adverse effect on the rights or interest of the Trustee and/or the Beneficiaries to any of the terms in any of the instruments of insurance referred to in sub-clause (F) above which have been approved by the Trustee and not to make, do, consent or agree to any act or omission which would or might render any such instrument of insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part;

         (L) not without the prior approval of the Trustee to settle, compromise or abandon any claim under the Insurances for Total Loss or for a major casualty; and

         (M) to indemnify the Trustee and the Beneficiaries fully forthwith upon demand for any and all costs and expenses incurred by the Trustee and/or the Beneficiaries from time to time:

                  (i) in effecting for the benefit of the Trustee and/or the Beneficiaries in such amount, upon such terms, through such insurance brokers and with such insurance company or underwriter as the Trustee shall in its sole discretion elect (i) a mortgagee's interest insurance policy on the Vessel and (ii) an insurance policy against the possible consequences of pollution involving the Vessel, including without limitation, the risk of expropriation or sequestration of the Vessel, the imposition of a lien or encumbrance of any kind having priority over this Mortgage or a claim against the Vessel exceeding the amount receivable in respect of pollution under the Vessel's protection and indemnity insurances; and

                  (ii) in obtaining from time to time a report or reports on the adequacy of the Insurances from an insurance adviser appointed by the Trustee.

4.2 The Trustee shall be entitled from time to time to review the terms of clause 4.1 hereof in order to provide for changes occurring after the date of this Mortgage in legislation or circumstances affecting the Owner, the Vessel, the Insurances, the laws of any jurisdiction or any other matters which the Trustee deems relevant, and to modify its requirements in respect of the Insurances in the light of such changes. Any such modification, once notified in writing by the Trustee to the Owner shall be binding on the Owner and take effect as an amendment to clause 4.1 hereof.

5.       OWNER'S COVENANTS AS TO OPERATION & MAINTENANCE

5.1 The Owner covenants with the Trustee and undertakes throughout the Security Period:-

         (A) to keep the Vessel registered as a Panamanian ship and not to do or suffer to be done anything whereby such registration may be forfeited or imperilled;

         (B) not (without the previous consent in writing of the Trustee) to make any modification to the Vessel which would result in any substantial change in the structure type or speed of the Vessel;

         (C) at all times to maintain and preserve the Vessel in good working order and repair so as to maintain the highest class available to vessels of her type and so that the Vessel is in every respect seaworthy and in good operating condition and to maintain and preserve the Vessel in such good working order and condition as to comply with the requirements of the Vessel's insurers and of the laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Republic of Panama and if so required with the requirements of the laws and government of any State colony country province or dependency where the Vessel may trade and to renew and replace all parts and appurtenances thereof when and as they shall be worn out damaged lost or destroyed by others of a similar nature and of at least equal quality;

         (D) to permit the Trustee or to procure that the Trustee be permitted by surveyors or other persons appointed by it in that behalf to board the Vessel at all reasonable times for the purpose of inspecting her condition and her class or other records or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections;

         (E) to pay and discharge or to cause to be paid and discharged all debts damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel and in event of arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid to procure the release of the Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

         (F) not to employ the Vessel or suffer her employment in any trade or business which is forbidden by international law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which renders her liable to condemnation in a Prize Court or to destruction seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not) not to employ the Vessel or suffer her employment in carrying goods which are or may be declared contraband or to enter or trade to any zone which is declared a war zone or which is rendered dangerous by reason of such hostilities unless the Trustee shall have first given its consent in writing;

         (G) to take all reasonable precautions to prevent any infringements of any anti drug legislation in any jurisdiction in which the Vessel shall trade and in particular (if the Vessel is to trade in the United States of America) to take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) and for this purpose to enter into a "Carrier Initiative Agreement" with the United States' Customs Service and to procure that the same or a similar agreement is maintained in full force and effect and that the Owner's obligations thereunder are performed in respect of the Vessel;

         (H) to comply with all laws, regulations, conventions and agreements whatsoever applicable to the Vessel in any jurisdiction in which the Vessel shall trade relating to pollution or protection of the environment howsoever;

         (I) promptly to furnish to the Trustee all such information as it may from time to time reasonably require regarding the Vessel her employment position and engagements particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

         (J) to notify the Trustee forthwith by letter or in case of urgency by telex of:-

                  (i) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed one million five hundred thousand United States Dollars (USD1,500,000) (or the equivalent in any other currency);

                  (ii) any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

                  (iii) any requirement or recommendation made by any competent authority which has not been complied with prior to fourteen (14) days before the date by which it is required to be complied with; and

                  (iv) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or her earnings;

         (K) promptly to pay all tolls dues and other outgoings whatsoever in respect of the Vessel and as and when the Trustee may so require to furnish satisfactory evidence that the wages and allotments and insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

         (L) not without the previous consent of the Trustee in writing (which the Trustee shall have full liberty to withhold) to let the Vessel:-

                  (i)      on demise charter for any period;

                  (ii) by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained is likely to exceed Thirteen (l3) months' duration;

                  (iii) on terms whereby more than Two (2) months' hire (or the equivalent) is payable in advance; or

                  (iv) below the market rate prevailing at the time when the Vessel is fixed;

         (M) not without the previous consent in writing of the Trustee (and then only subject to such terms as the Trustee may impose) to mortgage charge or otherwise assign the Vessel or any share therein or to suffer the creation of any such mortgage charge or assignment to or in favour of any person other than the Trustee;

         (N) not without the previous consent in writing of the Trustee to sell or agree to sell or otherwise dispose of the Vessel or any share therein or change the flag of the Vessel;

         (O) not to put the Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed one million five hundred thousand United States Dollars (USD1,500,000) (or the equivalent in any other currency) unless:-

                  (i) in the case of damage repairs to the Vessel, the Trustee is satisfied that the cost of such repairs (other than any deductible) is covered by the Insurances; or

                  (ii) in the case of a scheduled drydocking the Trustee is satisfied that adequate financial provision has been made for payment in respect thereof; or

                  (iii) the Trustee is satisfied that the person into whose possession the Vessel is to be delivered has agreed to waive any repairer's or similar possessory lien for work carried out to the Vessel by such person;

         (P) to keep proper books of account in respect of the Vessel and her earnings and as and when required by the Trustee to make such books available for inspection on behalf of the Trustee;

         (Q) to comply with all the requirements and formalities under any applicable legislation of the Republic of Panama necessary to perfect this Mortgage as a valid and enforceable second preferred mortgage upon the Vessel and to furnish to the Trustee from time to time such evidence as the Trustee may reasonably request to satisfy itself with respect to the Owner's compliance with the provisions of this sub-clause;

         (R) to place and retain a copy of this Mortgage certified by the appropriate Panamanian authorities with the Vessel's papers on board the Vessel and any other certificates or other documents required by law and to cause each such certified copy and such papers to be brought to the attention of the master for the time being of the Vessel and to be exhibited on demand to any persons having business with the Vessel or to any representative of the Trustee;

         (S) to comply, or procure that the operator of the Vessel will comply, with the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation (as the same may be amended from time to time) ("the ISM Code") or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter, (i) to hold, or procure that the operator of the Vessel holds, a valid Document of Compliance (being a document issued to a vessel operator as evidence of its compliance with the requirements of the ISM Code) duly issued to the Owner or the operator (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate (being a document issued to a vessel as evidence that the vessel operator and its shipboard management operate in accordance with an approved structured and documented system enabling the personnel of that vessel operator to implement effectively the safety and environmental protection policy of that vessel operator) duly issued to the Vessel pursuant to the ISM Code, (ii) to provide the Trustee with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued and
                  (iii) to keep,
                  or procure that there be kept, on board the Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate; and

         (T) to procure that the Vessel (including, without limitation, all computer systems, all systems and equipment containing embedded microchips (including leased systems and equipment) and any other systems, equipment or parts of the Vessel whatsoever whose proper functioning or operation is capable of being affected by the incorrect processing, storing, calculation or recognition of dates, together with all software and data in connection with any of the foregoing) shall at all times comply with the requirements of Year 2000 Conformity as defined in "A DEFINITION OF YEAR 2000 CONFORMITY REQUIREMENTS" issued by the British Standards Institution (BSI DISC PD2000-1:1998) or such later reviewed, revised or amended version thereof as may be published by the British Standards Institution from time to time (in which case the later version shall be the relevant one for the purposes of this clause).

6.       EXPENSES

6.1 The Owner undertakes to pay to the Trustee on demand all moneys whatsoever which the Trustee and/or the Beneficiaries shall or may expend be put to or become liable for in or about the protection maintenance or enforcement of the security created by this Deed and the other Security Documents or in or about the exercise by the Trustee and/or the Beneficiaries of any of the powers vested in it or them under this Deed or under any of the other Security Documents and to pay interest thereon at the Default Rate from the date of demand until the date of actual receipt (whether before or after any relevant judgment).

6.2 The Owner undertakes to pay on demand to the Trustee (or as it may direct) the amount of all investigation and legal expenses of any kind whatsoever stamp duties (if any) registration fees and any other charges incurred by the Trustee and/or the Beneficiaries in connection with the preparation completion and registration of the Security Documents or otherwise in connection with the Outstanding Indebtedness and the security therefor.

7.       PROTECTION AND MAINTENANCE OF SECURITY

7.1 The Trustee shall without prejudice to its other rights and powers hereunder be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its absolute discretion think fit for the purpose of protecting the security created by this Deed and the other Security Documents and each and every expense or liability so incurred by the Trustee and/or the Beneficiaries in or about the protection of the security shall be repayable to the Trustee by the Owner on demand together with interest thereon at the Default Rate from the date of demand until the date of actual receipt whether before or after any relevant judgment.

7.2      Without prejudice to the generality of the foregoing:-

         (A) if the provisions of clause 4.1 hereof or any of them are not complied with the Trustee shall be at liberty to effect and thereafter to maintain all such insurances upon the Vessel as in its discretion it may think fit;

         (B) if the provisions of clause 5.1(C) and 5.1(D) hereof or any of them are not complied with the Trustee shall be at liberty to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

         (C) if the provisions of clause 5.1(E) hereof or any of them are not complied with the Trustee shall be at liberty to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessel, and each and every expense or liability so incurred by the Trustee and/or the Beneficiaries shall be recoverable from the Owner as provided in clause 7.1 hereof together with interest thereon at the Default Rate.

8.       EVENTS OF DEFAULT

8.1 Upon the happening of any of the following events the Lenders shall cease to be under any further obligation to make the Loan available and the Outstanding Indebtedness shall immediately become payable on demand:-

         (A) the happening of any of the events of default specified in clause 11.1 of the Loan Agreement; or

         (B) anything is done or suffered or omitted to be done by the Owner which in the reasonable opinion of the Trustee has imperilled or is likely to imperil the security created by the Security Documents.

9.       ENFORCEMENT OF RIGHTS

9.1 Upon demand being made for payment of the Outstanding Indebtedness under clause 8 hereof interest shall accrue thereon at the Default Rate from the date of demand until the date of payment (as well after as before judgment) and the security created by this Mortgage shall be enforceable so that the Trustee, subject to the rights of the Prior Mortgagee under the Prior Mortgage, shall be entitled as and when it may see fit to put into force and exercise all the powers possessed by it as mortgagee of the Vessel and in particular:-

         (A) to exercise all rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Article 1527 of the Code of Commerce and any other legislation or code affecting the same;

         (B) to bring suit at law in equity or in admiralty as it may be advised to recover judgment for any and all amounts due hereunder and collect the same out of any and all property of the Owner whether covered by this Mortgage or otherwise;

         (C) to take and enter into possession of the Vessel wherever the same may be without legal process and (if it has acted in good faith) without being responsible for loss or damage and the Owner or other person in possession forthwith upon demand of the Trustee shall surrender to the Trustee possession of the Vessel and the Trustee, without being responsible for loss or damage where it has acted in good faith may hold lay up lease charter operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage and for that purpose may employ such agents managers masters officers crews surveyors and servants as it shall think fit and may repair and reclass the Vessel accounting only for the net profits if any arising from such use and charging upon all receipts from such use or from the sale of the Vessel by court proceeds or pursuant to sub-clause (G) below all costs expenses charges damages or losses by reason of such use and if at any time the Trustee shall avail itself of the right herein given it to take the Vessel and shall take her the Trustee shall have the right to dock the Vessel for a reasonable time at any place at the cost and expense of the Owner;

         (D) to require that all policies contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters and/or brokers and/or other insurers as the Trustee may nominate;

         (E) to collect recover compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Trustee in its absolute discretion thinks fit and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

         (F) to discharge compound release or compromise liens and/or claims in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

         (G) without being responsible for loss or damage (if it has acted in good faith) sell the Vessel at any place and at such time as the Trustee may specify and in such manner and on such terms and conditions as the Trustee may deem advisable free from any claim by the Owner in admiralty in equity at law or by statute except that notice of sale will be given by publication in a newspaper of general circulation in the city of Panama, Republic of Panama, not less than twenty (20) calendar days in advance of the sale to satisfy the requirement of notice of sale to the Owner and the other registered mortgagees, if any, contained in Article 1527 of the Panama Code of Commerce. Such notice shall be necessary only in respect of the initial date of sale and should an adjournment of the sale be deemed necessary, a new date, time and place for the sale may be set by the Trustee at the time of the adjournment without need for any further notice. In the event that the Vessel is sold under any power contained herein the Owner will if and when required by the Trustee execute such form of conveyance of the Vessel as the Trustee may direct or approve; and

         (H) to manage insure maintain and repair the Vessel and to employ sail or lay up the Vessel in such manner and for such period as the Trustee in its discretion deems expedient and for the purposes aforesaid the Trustee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel her insurance management maintenance repair classification and employment in all respects as if the Trustee were the owner of the Vessel and without being responsible for any loss thereby incurred in the absence of gross negligence or wilful default on the part of the Trustee,

         Provided Always that upon any sale of the Vessel or any share therein by the Trustee pursuant to sub-clause (G) above the purchaser shall not be bound to see or enquire whether the Trustee's power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Trustee and the receipt of the Trustee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be answerable therefor in any way.

10.      APPLICATION OF MONEYS

10.1 All moneys received by the Trustee in respect of a sale of the Vessel or any share therein or otherwise pursuant to the provisions of this Mortgage and all moneys received and retained by the Trustee in respect of the Insurances and Requisition Compensation pursuant to this Mortgage shall be applied by the Trustee in accordance with the relevant provisions of clause 10 of the Loan Agreement.

11.      NO WAIVER

11.1 No delay or omission of the Trustee or the Beneficiaries to exercise any right or power vested in it or them under the Security Documents or any of them shall impair such right or power or be construed as a waiver of or an acquiescence in any default by the Owner and no express waiver given by the Trustee and/or the Beneficiaries in relation to any default by the Owner or breach by the Owner of any of its obligations under this Mortgage shall prejudice the right of the Trustee under this Mortgage arising from any subsequent default or breach (whether or not such subsequent default or breach is of a nature different from the previous default or breach) nor shall the giving by the Trustee and/or the Beneficiaries of any consent to the doing of any act which by the terms of this Mortgage requires the consent of the Trustee prejudice the right of the Trustee to give or withhold as it sees fit is consent to the doing of any other similar act.

12.      POWER OF DELEGATION

12.1 The Trustee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by the Security Documents or any of them (including the power vested in it by virtue of clause 13 hereof) in such manner upon such terms and to such persons as the Trustee in its absolute discretion may think fit.

13.      POWER OF ATTORNEY

13.1 The Owner irrevocably appoints the Trustee as its attorney for the duration of the Security Period for the purpose of doing in its name all acts which the Owner itself could do in relation to the Vessel, Provided However that such power shall not be exercisable by or on behalf of the Trustee unless the security created by this Mortgage has become enforceable pursuant to clause 9 hereof and shall in any event be subject to the rights of the Prior Mortgagee under the Prior Mortgage.

13.2 The exercise of such power by or on behalf of the Trustee shall not put any person dealing with the Trustee upon any enquiry as to whether the security created by this Mortgage has become enforceable pursuant to clause 9 hereof nor shall such person be in any way affected by notice that the security has not become enforceable and the exercise by the Trustee of such power shall be conclusive evidence of its right to exercise the same.

14.      FURTHER ASSURANCE

14.1 The Owner further undertakes at its own expense to execute sign perfect do and (if required) register every such further assurance document act or thing as in the opinion of the Trustee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Vessel or perfecting the security constituted by this Mortgage or contemplated by the other Security Documents.

15.      BENEFIT

15.1 The Owner hereby acknowledges and agrees that the benefit of this Mortgage shall be held by the Trustee on trust for the Beneficiaries and the Owner hereby covenants that this Mortgage shall remain in full force and effect and shall fully secure all the Beneficiaries.

16.      AMOUNT SECURED BY MORTGAGE

16.1 A certificate submitted by the Trustee to the Public Registry Office in Panama or to any court of law or public authority as to the amount due or to become due from the Owner under this Mortgage shall in the absence of manifest error be conclusive and binding on the Owner for all purposes.

17.      NOTICES

17.1 The provisions of clause 18 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice or demand given or made under this Mortgage.

18.      GOVERNING LAW, SEVERABILITY, ETC.

18.1 This Mortgage shall be construed and enforceable in accordance with the laws of the Republic of Panama.

18.2 The Owner agrees that the Trustee shall have liberty but shall not be obliged to take any proceedings in the courts of any country to protect or enforce the security hereby constituted or to enforce any provisions of the Security Documents or to recover payment of the Outstanding Indebtedness and for the purpose of any proceeding for the enforcement of the security created by this Mortgage and/or the other Security Documents the Owner hereby submits to the jurisdiction of the courts of any country of the choice of the Trustee.

18.3 If any provision in this Mortgage or any other of the Security Documents is or becomes invalid or unenforceable under any applicable law the provisions thereof shall in all other respects remain in full force and effect and the provision in question shall be ineffective to the extent (but only to the extent) of its nonconformity with the requirement of the applicable law and if it is competent to the parties to waive any requirements which would otherwise operate as aforesaid those requirements are hereby waived to the extent permitted by such law to the end that the Mortgage and the other Security Documents shall be valid binding and enforceable in accordance with their respective terms.

18.4 Each and every power and remedy herein given to the Trustee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law in equity admiralty or by statute and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.

19.      MISCELLANEOUS

19.1 This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

19.2 The English text of this Mortgage is the authentic text and in the event of any differences arising on translation recourse shall be had to the English text.

20.      RECORDING OF THIS MORTGAGE

20.1 The parties hereby confer a special power of attorney on the firm of lawyers named Quijano & Associates of the City of Panama in the Republic of Panama empowering such firm of lawyers to take all necessary steps to record this instrument of mortgage and the prohibitions contained in clauses 5.1(M) and (N) hereof and a certificate pursuant to clause 15 hereof in the appropriate registries in the City of Panama in accordance with the laws of the Republic of Panama with full power of substitution in respect of the special power of attorney herein granted.

IN WITNESS whereof this Mortgage has been executed the day and year first above written.

SIGNED SEALED and DELIVERED            )
as a DEED                              )
by                                     )
acting by                              )
CROWN CRUISES OF PANAMA, INC.          )
its duly appointed                     )
/s/ Jeffrey I. Binder                  )
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in the presence of:-                   )

                             ACCEPTANCE OF MORTGAGE

The Undersigned mortgagee MERITA BANK PLC a corporation organised and subsisting under the laws of Finland does hereby accept the foregoing Mortgage executed in its favour by CROWN CRUISES OF PANAMA, INC., a corporation incorporated according to the laws of Panama on the 29th day of October, 1999 covering the Panamanian flag Vessel m.v. "CROWN DYNASTY" and does hereby accept the said Mortgage in all respects and agrees to all terms and conditions of the said Mortgage

Dated the 28th day of January Two thousand.


SIGNED SEALED and DELIVERED            )
as a DEED                              )
by MERITA BANK PLC                     )
acting by                              )
/s/ Kirsten Kaarre Jensen              )
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its duly appointed                     )
Attorney                               )
in the presence of:-                   )